Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 18, 2007 (except for Note 18d, for which the date is June 27, 2007), accompanying the consolidated financial statements included in the Annual Report of Vuance Ltd. (formerly: Supercom Ltd.) on Form 20-F for the year ended December 31, 2006.
We hereby consent to the incorporation by reference of said report in this Registration Statements of Vuance Ltd. on Form F-3 and to the use of our name as it appears under the caption "Experts."

Fahn Kanne & Co.
Certified Public Accountants (Isr.)

Tel-Aviv, Israel
August 21, 2007